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               Consent of Independent Certified Public Accountants
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Medical Device Technologies, Inc.
San Diego, California

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8, dated August 1, 1997 of our report dated January 31, 1997, relating to the audit of the consolidated financial statements of Medical Device Technologies, Inc. which are contained in Form 10-KSB for the year ended December 31, 1996.

/S/BDO SEIDMAN, LLP

Los Angeles, California
August 1, 1997